Exhibit 99.1

For investors	For media

+1 858-221-3304	+1 619-510-1281

investorrelations@resmed.com	news@resmed.com

Resmed Inc. Announces Results for the Third Quarter of Fiscal Year 2026

•	Revenue increased by 11% to $1.4 billion; up 8% on a constant currency basis

•	GAAP gross margin up 290 bps to 62.2%; non-GAAP gross margin up 290 bps to 62.8%

•	GAAP income from operations increased 17%; non-GAAP income from operations up 18%

•	GAAP diluted earnings per share of $2.74; non-GAAP diluted earnings per share of $2.86

•	Operating cash flow of $554 million; $262 million returned to shareholders through share repurchases and dividends

Note: A webcast of Resmed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, April 30, 2026 – Resmed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended March 31, 2026.

“Our third quarter results reflect the continued strength of our global business, driven by ongoing demand for our market-leading products and disciplined execution of our strategy,” said Resmed’s Chairman and CEO, Mick Farrell.

“Year-over-year, we delivered 11% reported revenue growth, 290 basis points of non-GAAP gross margin expansion, and 21% increase in earnings per share. These results highlight the momentum behind our strategy, and the continued progress we are making in shaping the future of sleep health, breathing health, and healthcare in the home.

As we advance through the remainder of our fiscal year 2026, we remain focused on expanding access to care globally, scaling our digital health capabilities, and delivering further strong, profitable growth.”

RMD Third Quarter 2026 Earnings Press Release – April 30, 2026 Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	March 31, 2026	March 31, 2025	% Change	Constant Currency (A)
Revenue	$1,431.4	$1,291.7	11%	8%
Gross margin	62.2%	59.3%	5
Non-GAAP gross margin (B)	62.8%	59.9%	5
Selling, general, and administrative expenses	285.7	245.3	16	11
Non-GAAP selling, general, and administrative expenses(B)	279.8	245.3	14	9
Research and development expenses	94.3	83.9	12	8
Income from operations	499.8	426.3	17
Non-GAAP income from operations (B)	524.8	444.6	18
Net income	398.7	365.0	9
Non-GAAP net income (B)	417.2	348.5	20
Diluted earnings per share	$2.74	$2.48	10
Non-GAAP diluted earnings per share (B)	$2.86	$2.37	21

	Nine Months Ended
	March 31, 2026	March 31, 2025	% Change	Constant Currency (A)
Revenue	$4,189.8	$3,798.3	10%	8%
Gross margin	61.8%	58.8%	5
Non-GAAP gross margin (B)	62.4%	59.4%	5
Selling, general, and administrative expenses	823.2	725.9	13	10
Non-GAAP selling, general, and administrative expenses(B)	817.4	725.9	13	9
Research and development expenses	272.6	244.8	11	9
Income from operations	1,438.0	1,230.8	17
Non-GAAP income from operations (B)	1,524.1	1,286.9	18
Net income	1,139.9	1,021.0	12
Non-GAAP net income (B)	1,203.5	1,032.2	17
Diluted earnings per share	$7.79	$6.93	12
Non-GAAP diluted earnings per share (B)	$8.22	$7.00	17

(A)

In order to provide a framework for assessing how our underlying businesses performed, excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Third Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 8 percent on a constant currency basis, driven by increased demand for our portfolio of sleep devices, masks and accessories.

•	Revenue in the U.S., Canada, and Latin America, excluding Residential Care Software, grew by 9 percent.

•	Revenue in Europe, Asia, and other markets, excluding Residential Care Software, grew by 7 percent on a constant currency basis.

•	Residential Care Software revenue increased by 4 percent on a constant currency basis.

RMD Third Quarter 2026 Earnings Press Release – April 30, 2026 Page 3 of 10

•

Gross margin increased by 290 basis points primarily driven by component cost improvements and manufacturing and logistics efficiencies, as well as a small positive impact from product mix and foreign currency movements. Non-GAAP gross margin increased by 290 basis points due to the same factors.

•

Selling, general, and administrative expenses increased by 11 percent on a constant currency basis. The increase in SG&A expenses was mainly due to additional expenses associated with our VirtuOx acquisition, employee costs as well as marketing and technology investments. Additionally, we recorded acquisition and portfolio review related expenses of $5.9 million reflecting costs associated with the evaluation of strategic transactions, including legal and professional fees for diligence and related consultations. SG&A expenses, excluding acquisition and portfolio review related expenses, were 19.5 percent of revenue in the quarter, compared with 19.0 percent in the same period of the prior year.

•	Income from operations increased by 17 percent and non-GAAP income from operations increased by 18 percent.

•

Net income for the quarter was $399 million and diluted earnings per share was $2.74. Non-GAAP net income increased by 20 percent to $417 million, and non-GAAP diluted earnings per share increased by 21 percent to $2.86, predominantly attributable to strong sales growth and gross margin improvement.

•	Operating cash flow for the quarter was $554 million, compared to net income in the current quarter of $399 million and non-GAAP net income of $417 million.

•	During the quarter, we paid $87 million in dividends to shareholders and repurchased 673,000 shares for consideration of $175 million as part of our ongoing capital management.

Other Business and Operational Highlights

•	Unveiled findings from sixth annual Global Sleep Survey, drawing insights from 30,000 people across 13 countries; as sleep awareness grows, so does the opportunity to turn intent into action.

•

Announced expansion of U.S. operations with new distribution center in Greenwood, Indiana, scheduled to begin operations in 2027 and expand Resmed’s U.S. presence while strengthening the company’s distribution capacity to better serve patients and providers across North America.

•	Launched the AirTouch F30i Comfort full face mask in the U.S. following its introduction in Australia and Canada, and building on the launch of the AirTouch F30i Clear in the U.S.

RMD Third Quarter 2026 Earnings Press Release – April 30, 2026

Dividend program

The Resmed board of directors today declared a quarterly cash dividend of $0.60 per share. The dividend will have a record date of May 14, 2026, payable on June 18, 2026. The dividend will be paid in U.S. currency to holders of Resmed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be May 13, 2026, for common stockholders and for CDI holders. Resmed has received a waiver from the ASX’s settlement operating rules, which will allow Resmed to defer processing conversions between its common stock and CDI registers from May 13, 2026, through May 14, 2026, inclusive.

Webcast details

Resmed will discuss its third quarter fiscal year 2026 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on Resmed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q3 2026 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13759381. The telephone replay will be available until May 14, 2026.

About Resmed

Resmed (NYSE: RMD, ASX: RMD) creates life-changing health technologies that people love. We’re relentlessly committed to pioneering innovative technology to empower millions of people in 140 countries to live happier, healthier lives. Our AI-powered digital health solutions, cloud-connected devices and intelligent software make home healthcare more personalized, accessible and effective. Ultimately, Resmed envisions a world where every person can achieve their full potential through better sleep and breathing, with care delivered in their own home. Learn more about how we’re redefining sleep health at Resmed.com and follow @Resmed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding Resmed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and the expected impact of macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in Resmed’s periodic reports on file with the U.S. Securities & Exchange Commission. Resmed does not undertake to update its forward-looking statements.

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RMD Third Quarter 2026 Earnings Press Release – April 30, 2026

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Net revenue	$1,431,406	$1,291,736	$4,189,796	$3,798,334
Cost of sales	532,577	517,883	1,575,796	1,540,684
Amortization of acquired intangibles (1)	7,850	7,444	23,480	22,748

Total cost of sales	$540,427	$525,327	$1,599,276	$1,563,432

Gross profit	$890,979	$766,409	$2,590,520	$2,234,902
Selling, general, and administrative	279,797	245,302	817,387	725,894
Acquisition and portfolio review related expenses (1)	5,858	—	5,858	—

Total selling, general, and administrative	285,655	245,302	823,245	725,894

Research and development	94,267	83,944	272,560	244,840
Amortization of acquired intangibles (1)	11,247	10,895	34,967	33,345
Restructuring expenses (1)	—	—	21,745	—

Total operating expenses	$391,169	$340,141	$1,152,517	$1,004,079

Income from operations	$499,810	$426,268	$1,438,003	$1,230,823
Other income (expenses), net:
Interest (expense) income, net	$12,287	$793	$29,029	$(1,643)
Gain (loss) attributable to equity method investments	1,718	335	4,722	2,375
Gain (loss) on equity investments	(10,130)	(5,647)	(16,014)	(7,765)
Other, net	(1,373)	(4,056)	(10,488)	(4,277)

Total other income (expenses), net	2,502	(8,575)	7,249	(11,310)

Income before income taxes	$502,312	$417,693	$1,445,252	$1,219,513
Income taxes	103,580	52,652	305,391	198,495

Net income	$398,732	$365,041	$1,139,861	$1,021,018

Basic earnings per share	$2.74	$2.49	$7.82	$6.96
Diluted earnings per share	$2.74	$2.48	$7.79	$6.93
Non-GAAP diluted earnings per share (1)	$2.86	$2.37	$8.22	$7.00
Basic shares outstanding	145,340	146,719	145,794	146,797
Diluted shares outstanding	145,723	147,220	146,369	147,432

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Third Quarter 2026 Earnings Press Release – April 30, 2026

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	March 31, 2026	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$1,660,513	$1,209,450
Accounts receivable, net	998,837	939,492
Inventories	911,876	927,711
Prepayments and other current assets	492,836	428,952

Total current assets	$4,064,062	$3,505,605
Non-current assets:
Property, plant, and equipment, net	$566,972	$550,790
Operating lease right-of-use assets	161,602	167,497
Goodwill and other intangibles, net	3,468,321	3,511,541
Deferred income taxes and other non-current assets	523,328	438,958

Total non-current assets	$4,720,223	$4,668,786

Total assets	$8,784,285	$8,174,391

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$273,301	$278,157
Accrued expenses	446,149	402,253
Operating lease liabilities, current	29,233	30,506
Deferred revenue	179,277	166,030
Income taxes payable	163,322	132,274
Short-term debt	259,928	9,900

Total current liabilities	$1,351,210	$1,019,120
Non-current liabilities:
Deferred revenue	$163,148	$156,803
Deferred income taxes	77,929	77,682
Operating lease liabilities, non-current	149,840	153,015
Other long-term liabilities	146,079	141,520
Long-term debt	404,168	658,392

Total non-current liabilities	$941,164	$1,187,412

Total liabilities	$2,292,374	$2,206,532

Stockholders’ equity
Common stock	$763	$761
Additional paid-in capital	2,134,231	2,033,599
Retained earnings	6,958,779	6,081,490
Treasury stock	(2,576,957)	(2,073,292)
Accumulated other comprehensive income	(24,905)	(74,699)

Total stockholders’ equity	$6,491,911	$5,967,859

Total liabilities and stockholders’ equity	$8,784,285	$8,174,391

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RMD Third Quarter 2026 Earnings Press Release – April 30, 2026

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net income	$398,732	$365,041	$1,139,861	$1,021,018
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	58,981	43,675	156,564	134,845
Amortization of right-of-use assets	10,051	8,235	32,467	26,678
Stock-based compensation costs	26,792	24,120	76,890	66,910
(Gain) loss attributable to equity method investments, net of dividends received	(1,718)	(335)	(4,722)	(2,375)
(Gain) loss on equity investments	10,130	5,647	16,014	7,765
Changes in operating assets and liabilities:
Accounts receivable, net	(16,857)	(40,033)	(59,569)	(71,469)
Inventories, net	12,480	29,864	23,946	(48,032)
Prepaid expenses, net deferred income taxes and other current assets	(48,335)	79,357	(152,410)	35,612
Accounts payable, accrued expenses, income taxes payable and other	103,876	63,091	122,157	41,870

Net cash provided by (used in) operating activities	$554,132	$578,662	$1,351,198	$1,212,822
Cash flows from investing activities:
Purchases of property, plant, and equipment	(33,654)	(20,796)	(105,158)	(59,280)
Patent registration and acquisition costs	(5,935)	(2,992)	(13,286)	(7,584)
Purchases of intangible assets	—	—	(1,479)	—
Business acquisitions, net of cash acquired	(24,883)	—	(25,405)	(670)
Purchases of investments	(20,132)	(2,053)	(26,536)	(4,403)
Proceeds from exits of investments	2,502	—	2,752	4,378
Proceeds (payments) on maturity of foreign currency contracts	24,074	(5,945)	7,564	1,227

Net cash provided by (used in) investing activities	$(58,028)	$(31,786)	$(161,548)	$(66,332)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	7,427	9,022	45,189	44,283
Purchases of treasury stock	(175,013)	(75,026)	(500,037)	(200,017)
Taxes paid related to net share settlement of equity awards	(418)	(364)	(21,445)	(17,487)
Payments of business combination contingent consideration	—	—	—	(855)
Repayment of borrowings	—	—	(5,000)	(35,000)
Dividends paid	(87,238)	(77,704)	(262,572)	(233,290)

Net cash provided by (used in) financing activities	$(255,242)	$(144,072)	$(743,865)	$(442,366)

Effect of exchange rate changes on cash	$2,582	$7,963	$5,278	$(9,774)

Net increase (decrease) in cash and cash equivalents	243,444	410,767	451,063	694,350
Cash and cash equivalents at beginning of period	1,417,069	521,944	1,209,450	238,361

Cash and cash equivalents at end of period	$1,660,513	$932,711	$1,660,513	$932,711

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RMD Third Quarter 2026 Earnings Press Release – April 30, 2026

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and are reconciled below:

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Revenue	$1,431,406	$1,291,736	$4,189,796	$3,798,334
GAAP cost of sales	$540,427	$525,327	$1,599,276	$1,563,432
Less: Amortization of acquired intangibles (A)	(7,850)	(7,444)	(23,480)	(22,748)

Non-GAAP cost of sales	$532,577	$517,883	$1,575,796	$1,540,684
GAAP gross profit	$890,979	$766,409	$2,590,520	$2,234,902
GAAP gross margin	62.2%	59.3%	61.8%	58.8%
Non-GAAP gross profit	$898,829	$773,853	$2,614,000	$2,257,650
Non-GAAP gross margin	62.8%	59.9%	62.4%	59.4%

The measures “non-GAAP selling, general, and administrative expenses” and “non-GAAP selling, general, and administrative expenses as a percentage of revenues” exclude acquisition and portfolio review related expenses and are reconciled below:

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Revenue	$1,431,406	$1,291,736	$4,189,796	$3,798,334
GAAP selling, general, and administrative	285,655	245,302	823,245	725,894
Less: Acquisition and portfolio review related expenses (A)	(5,858)	—	(5,858)	—

Non-GAAP selling, general, and administrative	279,797	245,302	817,387	725,894

As a percentage of revenue:
GAAP selling, general, and administrative expenses	20.0%	19.0%	19.6%	19.1%
Non-GAAP selling, general, and administrative expenses	19.5%	19.0%	19.5%	19.1%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
GAAP income from operations	$499,810	$426,268	$1,438,003	$1,230,823
Amortization of acquired intangibles—cost of sales (A)	7,850	7,444	23,480	22,748
Amortization of acquired intangibles—operating expenses (A)	11,247	10,895	34,967	33,345
Restructuring (A)	—	—	21,745	—
Acquisition and portfolio review related expenses (A)	5,858	—	5,858	—

Non-GAAP income from operations	$524,765	$444,607	$1,524,053	$1,286,916

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RMD Third Quarter 2026 Earnings Press Release – April 30, 2026

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
GAAP net income	$398,732	$365,041	$1,139,861	$1,021,018
Amortization of acquired intangibles—cost of sales (A)	7,850	7,444	23,480	22,748
Amortization of acquired intangibles—operating expenses (A)	11,247	10,895	34,967	33,345
Restructuring expenses (A)	—	—	21,745	—
Acquisition and portfolio review related expenses (A)	5,858	—	5,858	—
Income tax effect of interest and penalties on income tax refunds (A)	—	(29,976)	—	(29,976)
Income tax effect on non-GAAP adjustments (A)	(6,519)	(4,871)	(22,394)	(14,904)

Non-GAAP net income (A)	$417,168	$348,533	$1,203,517	$1,032,231

GAAP diluted shares outstanding	145,723	147,220	146,369	147,432
GAAP diluted earnings per share	$2.74	$2.48	$7.79	$6.93
Non-GAAP diluted earnings per share (A)	$2.86	$2.37	$8.22	$7.00

(A)

Resmed adjusts for the impact of the amortization of acquired intangibles, restructuring expenses, and acquisition and portfolio review related expenses from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

Resmed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. Resmed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. Resmed believes this information provides investors better insight when evaluating Resmed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Third Quarter 2026 Earnings Press Release – April 30, 2026

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	March 31, 2026	(A)	March 31, 2025	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$447.5		$422.7		6%
Masks and other	371.2		326.7		14

Total U.S., Canada and Latin America	$818.7		$749.3		9
Combined Europe, Asia, and other markets
Devices	$288.2		$253.5		14%	6%
Masks and other	153.6		127.7		20	10

Total Combined Europe, Asia and other markets	$441.8		$381.3		16	7
Global revenue
Total Devices	$735.7		$676.2		9%	6%
Total Masks and other	524.8		454.4		15	12

Total Sleep and Breathing Health	$1,260.5		$1,130.6		11	8
Residential Care Software	170.9		161.2		6	4

Total	$1,431.4		$1,291.7		11	8

	Nine Months Ended
	March 31, 2026	(A)	March 31, 2025	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$1,309.0		$1,221.6		7%
Masks and other	1,119.5		983.9		14

Total U.S., Canada and Latin America	$2,428.5		$2,205.6		10
Combined Europe, Asia, and other markets
Devices	$833.3		$749.6		11%	6%
Masks and other	424.2		368.7		15	7

Total Combined Europe, Asia and other markets	$1,257.4		$1,118.3		12	6
Global revenue
Total Devices	$2,142.3		$1,971.3		9%	7%
Total Masks and other	1,543.6		1,352.6		14	12

Total Sleep and Breathing Health	$3,685.9		$3,323.9		11	9
Residential Care Software	503.9		474.4		6	4

Total	$4,189.8		$3,798.3		10	8

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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